Exhibit 99.1

MILLENNIUM POWER SOLUTIONS, LLC.
Balance Sheets
(Unaudited)

ASSETS

	June 30,	December 31,
	2013	2012
CURRENT ASSETS

Cash	$463,733	$193,684
Inventory	88,367	89,606
Accounts receivable-related party, net	61,721	30,451

Total Current Assets	613,821	313,741

PROPERTY AND EQUIPMENT

Property and equipment, net	8,423	9,289

Total Property and Equipment	8,423	9,289

TOTAL ASSETS	$622,244	$323,030

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$95,187	$31,850
Note payable-related party	18,394	241,000
Accrued expenses	7,317	7,355

Total Current Liabilities	120,898	280,205

TOTAL LIABILITIES	120,898	280,205

MEMBERS' EQUITY (DEFICIT)

Class A member units	-
Class B member units	1,563,185	795,000
Accumulated deficit	(1,061,839)	(752,175)

Total Members' Equity (Deficit)	501,346	42,825

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$622,244	$323,030

The accompanying notes are an integral part of these consolidated financial statements.

MILLENIUM POWER SOLUTIONS, LLC.
Statements of Operations
(unaudited)

		From Inception on
	For the	January 31, 2012
	Six Months Ended	through
	June 30,	December 31
	2013	2012
REVENUES

Sales, net	$146,879	$71,570

Cost of revenues	106,961	44,359

Gross Margin	39,918	27,211

OPERATING EXPENSES

Depreciation	911	7,103
Payroll expense	266,325	258,190
General and administrative	82,475	114,367

Total Operating Expenses	349,711	379,660

Loss from Operations	(309,793)	(352,449)

OTHER INCOME (LOSS)

Asset impairment expense	-	(400,000)
Interest income	129	274

Total Other Income (loss)	129	(399,726)

LOSS BEFORE INCOME TAXES	(309,664)	(752,175)
INCOME TAX EXPENSE (BENEFIT)	-	-

NET LOSS	$(309,664)	$(752,175)

The accompanying notes are an integral part of these consolidated financial statements.

MILLENIUM POWER SOLUTIONS, LLC.
Statements of Members' Equity (Deficit)

	Member Units		Accumulated
	Class A	Class B	Deficit	Total

Balance, January 31, 2012	-	$-	$-	$-

Member units issued for services	-	-	-	-

Member units issued for cash	-	795,000	-	795,000

Net loss for the period
ended December 31, 2012	-	-	(752,175)	(752,175)

Balance, December 31, 2012	-	795,000	(752,175)	42,825

Member units issued for cash	-	768,185	-	768,185

Net loss for the six months
ended June 30, 2013	-	-	(309,664)	(309,664)

Balance, June 30, 2013	-	$1,563,185	$(1,061,839)	$501,346

The accompanying notes are an integral part of these consolidated financial statements.

MILLENIUM POWER SOLUTIONS, LLC.
Statements of Cash Flows
(unaudited)
		From Inception on
	For the	January 31, 2012
	Six Months Ended	through
	June 30,	December 31.
	2013	2012
OPERATING ACTIVITIES
Net loss	$(309,664)	$(752,175)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Impairment of assets	-	400,000
Depreciation and amortization	911	7,103
Changes in Operating Assets and Liabilities:
Accounts receivable	(31,270)	(30,451)
Inventory	1,239	89,606)
Accounts payable	63,337	31,850
Accrued expenses	(38)	7,355
Net Cash Used in Operating Activities	(275,485)	(425,924)
INVESTING ACTIVITIES
Purchase of fixed assets	(45)	(16,392)
Net Cash Used in Investing Activities	(45)	(16,392)
FINANCING ACTIVITIES
Repayment of notes payable	(222,606)	(159,000)
Member contribution	768,185	795,000
Net Cash Provided by Financing Activities	545,579	636,000
INCREASE (DECREASE) IN CASH	270,049	193,684
CASH AT BEGINNING OF PERIOD	193,684	-

CASH AT END OF PERIOD	$463,733	$193,684

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$-	$-
Income taxes	-	-

Non Cash Investing and Financing Activities:		$-
Member units issued for equity	$-	$-
Customer base acquired for debt	$-	$400,000

The accompanying notes are an integral part of these consolidated financial statements.

MILLENIUM POWER SOLUTIONS, LLC.

Notes to the Consolidated Financial Statements

June 30, 2013 and December 31, 2012

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activities

The Company, Millennium Power Solutions, LLC, was incorporated under the laws of the State of Oregon on January 31, 2012.  The Company markets battery related products using rechargeable nickel zinc batteries.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of the Company’s mineral properties.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets. The useful lives of the Company’s property and equipment ranges from 3 years for software and 5 years for office equipment.

Concentrations of Risk

The Company’s bank accounts are held by insured institutions. The funds are insured up to $250,000. At June 30, 2013, the Company’s bank deposits exceeded the insured amounts.

Accounts Receivable-Related Party

The Company’s accounts receivable are net of the allowance for estimated doubtful accounts of $-0- as of June 30, 2013 and  December 31, 2012, respectively. The allowance for doubtful accounts reflects managements’ best estimate of probable losses inherent in the accounts receivable balance. All of the Company’s sales to date have been to an entity majority owned and controlled by the Company’s controlling member.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company has recorded an impairment expense of $400,000 as of December 31, 2012 for the value of the customer base purchased from an entity majority owned and controlled by its controlling member.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

MILLENIUM POWER SOLUTIONS, LLC.

Notes to the Consolidated Financial Statements

June 30, 2013 and December 31, 2012

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equity-based Compensation

The Company follows the provisions of ASC 718 which requires all equity-based payments to employees, including grants of employee  options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock-based compensation.

Income Taxes

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has elected to be taxed as a partnership, accordingly all income and deductions flow through and are taxed at the member level.

Recent Accounting Pronouncements

No recent accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 3 - MEMBER EQUITY

Class A Member Units

During the year ended December 31, 2012 the Company issued member units to its controlling member as consideration for the rights to certain products developed using nickel zinc battery technology. The technology was valued at $-0- based upon the predecessor cost. The Company pays a royalty of 5% of sales to the holders of the Class A Member Units.

Class B Member Units

During the six months ended June 30, 2013 the Company received $768,185 from the sale of Class B member units for cash. During the year ended December 31, 2012 the Company received $795,000 from the sale of Class B member units for cash.

NOTE 4 - NOTES PAYABLE - RELATED PARTY

During the year ended December 31, 2012 the Company issued a note payable to an entity majority owned and controlled by the Company’s controlling member. The note was in the amount of $400,000 and was issued to purchase the rights to certain products using nickel zinc battery technology. The note bears interest at the US Treasury bond rate (currently .005% per annum) , is unsecured and due upon demand. The Company repaid $159,000 during the year ended December 31, 2012 leaving a balance due of $241,000 and an additional $222,606 during the six months ended June 30, 2013. The remaining balance of $18,394 was paid subsequent to June 30, 2013.

MILLENIUM POWER SOLUTIONS, LLC.

Notes to the Consolidated Financial Statements

June 30, 2013 and December 31, 2012

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at June 30, 2013 and December 31, 2012:

	2013	2012
Office Equipment	$ 11,952	$11,952
Software	4,485	4,440
Gross Property and Equipment	16,437	16,392
Less: accumulated depreciation	(8,014)	(7,103)
Net Property and Equipment	$ 8,423	$9,289

Depreciation expense for the periods ended June 30, 2013 and December 31, 2012 was $911 and $7,103, respectively.

NOTE 6 - SUBSEQUENT EVENTS

Blue Earth, Inc. together with its wholly-owned subsidiary MPS Acquisition Corp., simultaneously entered into and completed an Agreement and Plan of Merger (the “Agreement”) dated as of August 23, 2013, with the Company and the Key Members of the Company (the “Acquisition”).

Pursuant to the terms of the Agreement, an aggregate of 3,694,811 shares of Blue Earth, Inc. common stock (the “Merger Consideration”) was issued to the former members of the Company (the “Members”).  In addition, the Members of the Company shall be entitled to receive a per-year amount equal to ten (10%) percent of the profits of the Company as a separate wholly-owned subsidiary of Blue Earth, Inc. payable in Blue Earth Inc. shares of common stock valued at the then current fair market value.  The earn-out is limited to a five year period and has an aggregate cap of $3,572,199.

At the closing the  Members exchanged 100% of the outstanding membership interests of the Company for the Merger Consideration.  Through the Agreement, MPS Acquisition Corp. was merged with and into the Company, with the Company as the surviving entity, in accordance with the Oregon Business Corporations Act.  The Company is operated as a wholly- owned subsidiary of Blue Earth, Inc.

In accordance with ASC 855-10, the Company’s management reviewed all material events through the date these consolidated financial statements were issued and there are no additional material subsequent events to report other than those reported.